Exhibit 99
NEWS
[LOGO]
KADANT
AN ACCENT ON INNOVATION
One Technology Park Drive
Westford, MA 01886

Investor contact: Thomas M. O’Brien, 978-776-2000
Media contact: Wes Martz, 269-278-1715

Kadant Reports Results for Third Quarter 2009
Increases Full Year 2009 Revenue and EPS Guidance

WESTFORD, Mass., November 4, 2009 – Kadant Inc. (NYSE:KAI) reported revenues from continuing operations of $53.7 million in the third quarter of 2009, a decrease of $30.0 million, or 36 percent, compared to $83.7 million in the third quarter of 2008. Revenues in the third quarter of 2009 increased 7 percent compared to revenues of $50.1 million in the second quarter of 2009. Revenues in the third quarter of 2009 included a $2.4 million, or 3 percent, decrease from foreign currency translation. Operating income in the third quarter of 2009 was $0.8 million, an $8.2 million, or 91 percent, decrease compared to $9.0 million in the third quarter of 2008. Operating income included $0.5 million in restructuring costs in the third quarter of 2009 compared to a net gain of $0.6 million in the third quarter of 2008. Net loss in the third quarter of 2009 was $0.1 million, or $.01 per diluted share, versus net income of $6.9 million, or $.50 per diluted share, in the third quarter of 2008. Net loss in the third quarter of 2009 included an incremental tax provision of $0.4 million, or $.03 per diluted share, and an after-tax restructuring charge of $0.3 million, or $.03 per diluted share. Adjusted net income, a non-GAAP measure, in the third quarter of 2009 was $0.6 million, or $.05 per diluted share, compared to $6.3 million, or $.47 per diluted share, in the third quarter of 2008.

	Three Months Ended October 3, 2009		Three Months Ended September 27, 2008
Adjusted Net Income and Adjusted Diluted Earnings per Share (EPS) Reconciliation (non-GAAP)	($ in millions)	Diluted EPS	($ in millions)	Diluted EPS
Net (Loss) Income and Diluted EPS Attributable to Kadant, as reported	$(0.1)	$(.01)	$6.9	$.50
Less: Incremental tax provision	0.4	.03	-	-
Less: Net restructuring costs and other income, net of tax	0.3	.03	(0.6)	(.03)
Adjusted Net Income and Adjusted Diluted EPS	$0.6	$.05	$6.3	$.47

“We were very encouraged with our overall performance in the third quarter,” said William A. Rainville, chairman and chief executive officer of Kadant. “We exceeded our revenue, operating income, and EPS guidance, largely due to stronger than anticipated results in our stock preparation product line. Consolidated bookings of $62.4 million increased by 32 percent compared to the second quarter of 2009, representing our first quarterly sequential increase in two years.

“We also had one of the best quarters for operating cash flows in our history. Cash flows from operations were $13.2 million in the third quarter of 2009, more than doubling over a solid performance last year. Due to this outstanding cash flow performance, we moved into a net cash position for the first time in over a year. Net cash, that is, cash in excess of debt, was $11 million at the end of the third quarter of 2009, an improvement of $13 million compared to net debt of $2 million in the second quarter of 2009. We were also comfortably in compliance with the financial covenants in our credit facility at the end of the quarter.

“We were pleased to see increased activity in the capital side of our stock preparation business due to several large systems orders in the third quarter. We booked an order from a major tissue producer in Latin America for approximately $8 million for a stock preparation system, which we noted was pending in our second quarter 2009 earnings release, and two other stock preparation system orders with a total value of $6 million from linerboard producers in China. In addition, we booked two orders in our fluid-handling product line with a total value of over $1 million from mills in Russia and Brazil. Our parts and consumables business, however, remains relatively weak in all of our product lines in all geographic regions.

“While we were pleased with our third quarter results, we remain cautious about the timing and strength of a market recovery. Declines in demand within the paper industry are moderating in the U.S. and Asia, while European demand remains weak.

“We expect to report GAAP diluted EPS of $.02 to $.04 from continuing operations in the fourth quarter of 2009 on revenues of $55 to $57 million. This includes $.03 of incremental tax provision and $.01 of estimated restructuring costs. For the full year, we expect to report a GAAP diluted loss per share of $.30 to $.32 from continuing operations on revenues of $224 to $226 million, revised from our previous guidance of GAAP diluted loss per share of $.60 to $.65, on revenues of $210 to $220 million. The full year guidance includes $.28 of incremental tax provision and $.13 of estimated restructuring costs.”

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Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including adjusted net income, adjusted diluted earnings per share, revenues excluding the effect of currency translation, and earnings before interest, taxes, depreciation, and amortization (EBITDA).

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors to gain a better understanding of our underlying operations and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

We use non-GAAP financial measures, in addition to GAAP financial measures, as the basis for measuring our underlying operating performance and comparing such performance to that of prior periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Adjusted diluted EPS in the three-month periods ended October 3, 2009 and September 27, 2008 was calculated using the reported weighted average diluted shares for each period.

Adjusted net income and adjusted diluted EPS exclude:

•
incremental tax provision of $0.4 million, or $.03 per diluted share, in the third quarter of 2009. This incremental tax provision is primarily due to the ongoing effect of the full valuation allowance we established for certain foreign and U.S. deferred tax assets. We believe that this incremental tax provision is not comparable to prior periods.

•
restructuring costs, net of tax, of $0.3 million, or $.03 per diluted share, in the third quarter of 2009 and net restructuring costs and other income, net of tax, of ($0.6) million, or ($.03) per diluted share, in the third quarter of 2008. We believe that these incremental costs and other income are not indicative of our core operating costs and not comparable to other periods, which have differing levels of incremental costs and other income or none at all.

We present the change in revenues by product line excluding the effect of currency translation for the three-month and nine-month periods ended October 3, 2009. We believe that the effect of currency translation associated with our foreign operations is not indicative of our core operating results and not comparable to other periods.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release and in the accompanying tables.

Conference Call

Kadant will hold its earnings conference call on Thursday, November 5, 2009, at 11 a.m. Eastern time. To listen, call 800-709-2159 within the U.S., or 973-582-2810 outside the U.S. Please reference Event ID number 31354802. You can also listen to the call live on the Web by visiting www.kadant.com and clicking on “Investors.” An audio archive of the call will be available on our Web site until December 4, 2009.

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Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended		Nine Months Ended
Consolidated Statement of Operations (a)	Oct. 3, 2009	Sept. 27, 2008	Oct. 3, 2009	Sept. 27, 2008

Revenues	$53,716	$83,734	$168,805	$262,004

Costs and Operating Expenses:
Cost of revenues	31,776	49,467	101,441	155,114
Selling, general, and administrative expenses	19,557	24,411	61,010	76,704
Research and development expenses	1,059	1,520	4,251	4,625
Restructuring costs and other income, net (b)	513	(622)	2,283	(1,095)
	52,905	74,776	168,985	235,348

Operating Income (Loss)	811	8,958	(180)	26,656
Interest Income	49	485	348	1,537
Interest Expense	(473)	(670)	(1,793)	(1,905)

Income (Loss) from Continuing Operations Before Provision
for Income Taxes	387	8,773	(1,625)	26,288
Provision for Income Taxes	530	1,892	2,596	7,157

(Loss) Income from Continuing Operations	(143)	6,881	(4,221)	19,131

(Loss) Income from Discontinued Operation, Net of Tax	(5)	23	(14)	14

Net (Loss) Income	(148)	6,904	(4,235)	19,145

Net Loss (Income) Attributable to Noncontrolling Interest	29	(46)	32	(286)

Net (Loss) Income Attributable to Kadant	$(119)	$6,858	$(4,203)	$18,859

Amounts Attributable to Kadant:
(Loss) Income from Continuing Operations	$(114)	$6,835	$(4,189)	$18,845
(Loss) Income from Discontinued Operation, Net of Tax	(5)	23	(14)	14
Net (Loss) Income Attributable to Kadant	$(119)	$6,858	$(4,203)	$18,859

(Loss) Earnings per Share from Continuing Operations
Attributable to Kadant:
Basic	$(.01)	$.51	$(.34)	$1.37
Diluted	$(.01)	$.50	$(.34)	$1.36

(Loss) Earnings per Share Attributable to Kadant:
Basic	$(.01)	$.51	$(.34)	$1.37
Diluted	$(.01)	$.50	$(.34)	$1.36

Weighted Average Shares
Basic	12,270	13,506	12,347	13,792

Diluted	12,270	13,614	12,347	13,903
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				Decrease
				Excluding Effect
	Three Months Ended			of Currency
Revenues by Product Line (c)	Oct. 3, 2009	Sept. 27, 2008	Decrease	Translation

Stock-Preparation Equipment	$19,672	$30,343	$(10,671)	$(10,254)
Fluid-Handling	15,794	27,320	(11,526)	(10,768)
Accessories	11,917	15,190	(3,273)	(2,459)
Water-Management	4,486	8,518	(4,032)	(3,788)
Other	487	678	(191)	(51)
Pulp and Papermaking Systems Segment	52,356	82,049	(29,693)	(27,320)
Other (d)	1,360	1,685	(325)	(325)

	$53,716	$83,734	$(30,018)	$(27,645)

				Increase
				(Decrease)
				Excluding Effect
	Nine Months Ended		Increase	of Currency
	Oct. 3, 2009	Sept. 27, 2008	(Decrease)	Translation

Stock-Preparation Equipment	$65,291	$103,893	$(38,602)	$(34,555)
Fluid-Handling	46,634	77,893	(31,259)	(27,068)
Accessories	34,319	47,796	(13,477)	(9,613)
Water-Management	14,772	24,233	(9,461)	(8,413)
Other	1,322	1,945	(623)	(232)
Pulp and Papermaking Systems Segment	162,338	255,760	(93,422)	(79,881)
Other (d)	6,467	6,244	223	223

	$168,805	$262,004	$(93,199)	$(79,658)

	Three Months Ended		Nine Months Ended
Business Segment Information (d)	Oct. 3, 2009	Sept. 27, 2008	Oct. 3, 2009	Sept. 27, 2008

Gross Profit Margin:
Pulp and Papermaking Systems	41%	42%	40%	41%
Other	25%	13%	36%	29%

	41%	41%	40%	41%

Operating Income (Loss):
Pulp and Papermaking Systems	$3,898	$12,134	$7,480	$37,752
Corporate and Other	(3,087)	(3,176)	(7,660)	(11,096)

	$811	$8,958	$(180)	$26,656

Bookings from Continuing Operations:
Pulp and Papermaking Systems	$60,626	$62,632	$151,478	$232,005
Other	1,806	1,545	6,632	5,544

	$62,432	$64,177	$158,110	$237,549

Capital Expenditures from Continuing Operations:
Pulp and Papermaking Systems	$306	$948	$2,161	$3,655
Corporate and Other	33	101	218	543

	$339	$1,049	$2,379	$4,198

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	Three Months Ended		Nine Months Ended
Cash Flow and Other Data from Continuing Operations	Oct. 3, 2009	Sept. 27, 2008	Oct. 3, 2009	Sept. 27, 2008

Cash Provided by Operations	$13,177	$6,172	$31,764	$17,115
Depreciation and Amortization Expense	1,876	1,841	5,595	5,617

Balance Sheet Data (a)			Oct. 3, 2009	Jan. 3, 2009

Assets
Cash and Cash Equivalents			$34,091	$40,139
Accounts Receivable, net			38,472	54,517
Inventories			39,000	55,762
Other Current Assets			15,026	26,589
Property, Plant and Equipment, net			40,731	41,638
Intangible Assets			28,688	30,115
Goodwill			97,857	95,030
Other Assets			14,380	13,127

			$308,245	$356,917
Liabilities and Shareholders' Investment
Accounts Payable			$15,791	$24,212
Short- and Long-term Debt			23,375	55,411
Other Liabilities			73,489	82,901

Total Liabilities			$112,655	$162,524
Shareholders' Investment			$195,590	$194,393

			$308,245	$356,917

	Three Months Ended		Nine Months Ended
EBITDA Data (c)	Oct. 3, 2009	Sept. 27, 2008	Oct. 3, 2009	Sept. 27, 2008

Consolidated
Net (Loss) Income Attributable to Kadant	$(119)	$6,858	$(4,203)	$18,859
Net (Loss) Income Attributable to Noncontrolling Interest	(29)	46	(32)	286
Loss (Income) from Discontinued Operation, Net of Tax	5	(23)	14	(14)
Provision for Income Taxes	530	1,892	2,596	7,157
Interest Expense, net	424	185	1,445	368

Operating Income (Loss)	811	8,958	(180)	26,656
Depreciation and Amortization	1,876	1,841	5,595	5,617

EBITDA (b)	$2,687	$10,799	$5,415	$32,273

Pulp and Papermaking Systems
GAAP Operating Income	$3,898	$12,134	$7,480	$37,752
Depreciation and Amortization	1,764	1,729	5,252	5,245

EBITDA (b)	$5,662	$13,863	$12,732	$42,997

Corporate and Other (d)
GAAP Operating Loss	$(3,087)	$(3,176)	$(7,660)	$(11,096)
Depreciation and Amortization	112	112	343	372

EBITDA	$(2,975)	$(3,064)	$(7,317)	$(10,724)

(a)
On January 4, 2009, the Company adopted the FASB Accounting Standard Codification 810, Consolidation, (formerly SFAS No. 160, "Noncontrolling Interests in
Consolidated Financial Statements - an Amendment of Accounting Research Bulletin No. 51"). Prior period amounts have been reclassified to conform to the current year presentation.

(b)
Includes restructuring costs of $513 and $2,283 in the three- and nine-month periods ended October 3, 2009, respectively. Includes gains on the sales of assets of $1,093 and $1,687, net of restructuring costs of $471 and $592, in the three- and nine-month periods ended September 27, 2008, respectively.

(c)	The presentation of the changes in revenues by product line excluding the effect of currency translation and EBITDA are non-GAAP financial measures.

(d)	"Other" includes the results from the Fiber-based Products business.

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About Kadant

Kadant Inc. is a leading supplier to the global pulp and paper industry, with a range of products and services for improving efficiency and quality in pulp and paper production, including paper machine accessories and systems for stock preparation, fluid handling, and water management. Our fluid-handling products are also used to optimize production in the steel, rubber, plastics, food, and textile industries. In addition, we produce granules from papermaking byproducts for agricultural and lawn and garden applications. Kadant is based in Westford, Massachusetts, with revenues of $329 million in 2008 and 1,600 employees in 16 countries worldwide. For more information, visit www.kadant.com.

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our expected future financial and operating performance, demand for our products, and industry outlook. Important factors that could cause actual results to differ materially from those indicated by such statements are set forth under the heading “Risk Factors” in Kadant’s quarterly report on Form 10-Q for the period ended July 4, 2009. These include risks and uncertainties relating to worldwide and local economic conditions as well as the pulp and paper industry; our debt obligations; restrictions in our credit agreement and compliance with covenants; future restructurings; significance of sales and operation of manufacturing facilities in China; international sales and operations; competition; soundness of suppliers and customers; soundness of financial institutions; litigation and warranty costs related to our discontinued operation; our acquisition strategy; factors influencing our fiber-based products business; protection of patents and proprietary rights; fluctuations in our share price; and anti-takeover provisions. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

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